Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Object Design, Inc. on Form S-8 (files no. 333-14741 and 333-31521) of our reports dated February 11, 1998, on our audits of the Consolidated Financial Statements and Financial Statement Schedule of Object Design, Inc. as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, 1996, and 1995 which reports are included in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 30, 1998